Exhibit 10.39

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”), is made and entered into as of July 19, 2012, by and between U.S. Dry Cleaning Services Corporation (the “Company”) and Fulbright & Jaworski, LLP (the “Holder”).

WHEREAS, on September 23, 2011, the Company issued that certain 10% Senior Secured Promissory Note due September 23, 2013, Note No. PN 5, in an aggregate principal amount of Seventy-Five Thousand Dollars ($75,000) (the “Note”), to Holder and in connection therewith granted to Holder a security interest in the Company’s assets as more specifically set forth in that certain Security Agreement, dated September 23, 2011 (the “Security Agreement”); and

WHEREAS, the Company desires to offer a single cash payment in exchange for the return of the Note and cancellation of the Company’s obligations to the Holder thereunder and the termination of the Security Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

1.                                      Cash Payment; Return of Note; Termination of Security Agreement.  Concurrently with the execution of this Agreement, the Company shall pay to Holder by delivery of a check payable in immediately available funds or by wire transfer to an account designated by Holder a single cash payment of Twenty-Seven Thousand Dollars ($27,000) (the “Cash Payment”).  The Holder hereby agrees that immediately upon receipt of the Cash Payment and without the need for any additional agreement or further written instrument: (i) the Note shall be returned to the Company and the Company shall have no further obligations to the Holder thereunder and (ii) the Security Agreement shall be terminated and shall be of no further force or effect.

2.                                      Release.  As a condition to and effective upon Holder’s receipt of the Cash Payment, Holder does hereby release, cancel, forgive and forever discharge the Company and each of its predecessors, affiliates, successors and assigns, and all of its officers, directors and employees from all actions, claims, demands, damages (actual or punitive), obligations (including principal and interest on the Note), costs, losses, expenses, attorney’s fees and/or liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, suspected or not, which have arisen or may arise against the Company.  It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Holder.  Such Section reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3.                                      Miscellaneous.

a.                                      Entire Agreement.  This Agreement constitutes the entire agreement between Holder and the Company concerning its subject matter and supersedes all prior oral and written communications between Holder and the Company with respect to the subject matter contained herein.

b.                                      Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

c.                                       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY	U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation

/S/ ALEX BOND
Alex M. Bond, Chief Executive Officer

HOLDER	FULBRIGHT & JAWORSKI, LLP

	By:	/S/ MERRILL M. KRAINES

	Its:	PARTNER

	Name:	/S/ MERRILL M. KRAINES